UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

BANCORP OF NEW JERSEY, INC.
 (Exact name of registrant as specified in its charter)

NEW JERSEY	001-34089	20-8444387
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1365 PALISADE AVENUE FORT LEE, NEW JERSEY	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 944-8600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2009, Bancorp of New Jersey, Inc. (the “Company”), the holding for Bank of New Jersey (the “Bank”), announced the promotion of Michael Lesler to President and Chief Operating Officer of the Company and the Bank effective June 24, 2009, and his appointment to the Board of Directors of the Company and the Bank effective the same date. Mr. Lesler, who has been an Executive Vice President and the Chief Financial Officer of the Company and the Bank, will continue to perform the functions of the principal financial officer and principal accounting officer of the Company and the Bank until a new Chief Financial Officer is appointed. Albert F. Buzzetti, who had been President, remains as Board Chairman and Chief Executive Officer and states, “Management succession will be in good hands.”

Mr. Buzzetti and Mr. Lesler will continue to be employed under their existing compensation arrangements. Mr. Lesler was not appointed as a director and President and Chief Operating Officer pursuant to any arrangement between him and any other person. Additional information regarding Mr. Lesler and his background is included under the heading “Executive Officers” in the Company’s definitive proxy statement for its 2009 annual meeting of shareholders, filed with the U.S. Securities and Exchange Commission on April 21, 2009, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.
Date: June 26, 2009	By:	/s/ Albert F. Buzzetti

	Name: Title:	Albert F. Buzzetti Chairman and Chief Executive Officer